Exhibit 4.1
NOTICE OF RELIANCE
SECTION 13.4 OF NATIONAL INSTRUMENT 51-102
CONTINUOUS DISCLOSURE OBLIGATIONS
To:	Alberta Securities Commission
British Columbia Securities Commission
Manitoba Securities Commission
Securities Commission, New Brunswick
Securities Commission of Newfoundland and Labrador
Nova Scotia Securities Commission
Ontario Securities Commission
Registrar of Securities, Prince Edward Island
Autorité des marchés financiers
Saskatchewan Financial Services Commission — Securities Division
Toronto Stock Exchange
Notice is hereby given that Bell Canada relies on the continuous disclosure documents filed by BCE Inc. pursuant to the exemption from the requirements of National Instrument 51-102 —Continuous Disclosure Obligations (“NI 51-102”) provided in Section 13.4 of NI 51-102.
The continuous disclosure documents of BCE Inc. can be found for viewing in electronic format at www.sedar.com.
Attached to this notice and forming part thereof is the consolidating summary financial information for BCE Inc. as required by Section 13.4 of NI 51-102.

Dated: March 15, 2011	BELL CANADA
	By:	/s/ Karyn A. Brooks
		Name:	Karyn A. Brooks
		Title:	Senior Vice-President and Controller

BELL CANADA
UNAUDITED SELECTED SUMMARY FINANCIAL INFORMATION(1)
For the periods ended December 31, 2010 and 2009
(in millions of Canadian dollars)
BCE Inc. fully and unconditionally guarantees the payment obligations of its 100% owned subsidiary Bell Canada under the public debt issued by Bell Canada. Accordingly, the following summary financial information is provided by Bell Canada in compliance with the requirements of section 13.4 of National Instrument 51-102 (Continuous Disclosure Obligations) providing for an exemption for certain credit support issuers. The tables below contain selected summary financial information for (i) BCE Inc. (as credit supporter), (ii) Bell Canada (as credit support issuer) on a consolidated basis, (iii) BCE Inc.’s subsidiaries, other than Bell Canada, on a combined basis, (iv) consolidating adjustments, and (v) BCE Inc. and all of its subsidiaries on a consolidated basis, in each case for the periods indicated. Such summary financial information for BCE Inc. and Bell Canada and all other subsidiaries is intended to provide investors with meaningful and comparable financial information about BCE Inc. and its subsidiaries. This summary financial information should be read in conjunction with BCE Inc.’s audited consolidated financial statements for the year ended December 31, 2010.
For the periods ended December 31:

	BCE INC.		BELL CANADA CONSOLIDATED		SUBSIDIARIES OF BCE INC.		CONSOLIDATING		BCE
	(“CREDIT SUPPORTER”)(2)		(“CREDIT SUPPORT ISSUER”)		OTHER THAN BELL CANADA (3)		ADJUSTMENTS(4)		CONSOLIDATED
	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
Operating revenues	—	—	18,069	17,735	—	—	—	—	18,069	17,735
Earnings from Continuing Operations	2,277	1,749	1,942	1,418	—	—	(1,942)	(1,418)	2,277	1,749
Net Earnings	2,277	1,738	1,942	1,407	—	—	(1,942)	(1,407)	2,277	1,738

	BCE INC.		BELL CANADA CONSOLIDATED		SUBSIDIARIES OF BCE INC.		CONSOLIDATING		BCE
	(“CREDIT SUPPORTER”)(2)		(“CREDIT SUPPORT ISSUER”)		OTHER THAN BELL CANADA(3)		ADJUSTMENTS(4)		CONSOLIDATED
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
Current Assets	1,298	1,697	4,040	2,931	53	53	(1,860)	(1,397)	3,531	3,284
Long-Term Assets	16,989	16,410	29,986	29,400	21	20	(11,251)	(11,064)	35,745	34,766
Total Current Liabilities	1,003	455	6,770	5,724	—	—	(1,857)	(1,393)	5,916	4,786
Long-Term Liabilities	77	678	14,775	14,743	—	—	315	(180)	15,167	15,241

(1)	The summary financial information is presented in accordance with Canadian generally accepted accounting principles.

(2)	This column accounts for investments in all subsidiaries of BCE Inc. under the equity method.

(3)	This column accounts for investments in all subsidiaries of BCE Inc. (other than Bell Canada) on a consolidated basis.

(4)	This column includes the necessary amounts to eliminate the intercompany balances between BCE Inc., Bell Canada and other subsidiaries and other adjustments to arrive at the information for BCE Inc. on a consolidated basis.